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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

                       [LETTERHEAD OF KPMG BRAUDE BAVLY]


We have issued our reports dated September 30, 1997 and December 31, 1996, accompanying the financial statements of each of Jolly Alon Limited, Banca de export-Import, and Exim Asint S.A., each, a Moldovian corporation, contained in the Annual Report on Form 10-KSB (the "10-KSB") for Trimol Group, Inc., a Delaware corporation (the "company") for its fiscal year ended December 31, 1997. We consent to the use of the aforementioned reports in the 10-KSB and to the use of our name as it appears therein.


                                           /s/ KPMG BRAUDE BAVLY
                                           -----------------------------
                                           Tel Aviv, Israel
                                           April 15, 1998